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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Surety Capial Corporation on Form S-3 (File No. 333-57601) of out report dated February 4, 1998, except as to the information presented in the last paragraph of Note 17, for which the date is March 17, 1998, on our audits of the financial statements of Surety Capital Corporation. We also consent to the reference to our firm under the caption "Experts".

/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas
November 30, 1998